Exhibit 99.1

HeartSciences Granted European Patent for Proprietary Electrode and Cable Connections for Use with its AI-Based MyoVista® ECG

Patent builds on previously granted U.S. patent as well as strengthens and diversifies the IP portfolio and further protects future revenues

Southlake, Texas, October 25, 2022, (GLOBE NEWSWIRE) -- Heart Test Laboratories, Inc. d/b/a HeartSciences (NASDAQ: HSCS; HSCSW) (“HeartSciences” or the “Company”), a medical technology company focused on saving lives by making an ECG (also known as an EKG) a far more valuable screening tool through the use of AI, today announced it has been granted a patent from the European Patent Office (EPO). The patent covers the design of the Company’s electrode and cable connectors for use with an ECG, and in particular its MyoVista® device.

“Millions of ECGs are performed every week. The electrodes used with the MyoVista® are proprietary to HeartSciences. Adding Europe to our electrode patent coverage strengthens and diversifies our overall intellectual property portfolio as well as further protects future recurring revenues. This granted patent enhances our strategic position as we progress toward commercialization,” stated Andrew Simpson, CEO of HeartSciences.

“Unlike a conventional ECG, the MyoVista® AI algorithm for cardiac dysfunction analyzes frequency signals from the heart. Our unique electrode design helps ensure an optimal, high quality, low impedance signal capture for each and every test. We have secured a number of U.S. and international patents and this most recent expansion of our IP portfolio is an example of how we continue to leverage our first mover advantage as we position ourselves to deliver a new era of clinical value for ECGs across the US and internationally.”

Electrocardiography (ECG) systems analyze the electrical activity of the heart by recording and processing electrical signals using electrodes placed on a patient’s body. The MyoVista® 12-lead AI-enabled ECG system includes electrodes and a processing device connected to the electrodes via a suitable cable. For safety and security, new electrodes are used for every ECG test.

About HeartSciences

Heart Test Laboratories, Inc. d/b/a HeartSciences is a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG’s clinical usefulness. Millions of ECGs are performed every week and the Company’s objective is to improve healthcare by making an ECG a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences’ first product candidate for FDA clearance, the MyoVista® wavECG, or the MyoVista®, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. The MyoVista® also provides conventional ECG information in the same test. The business model, which involves the use of the MyoVista® device and consumables for each test, is expected to be “razor-razorblade” as the electrodes used with the MyoVista® are proprietary to HeartSciences, and new electrodes are required for every test performed.

For more information, please visit: https://www. heartsciences.com. Twitter: @HeartSciences

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company's future financial and operating performance. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences’ beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences’ filings with the U.S. Securities and Exchange Commission at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For investor and media inquiries, please contact:

Investor Relations:

Crescendo Communications, LLC

Phone: (212) 671-1021

Email: HSCS@crescendo-ir.com

Company:
Gene Gephart
Phone: +1-737-414-9213 (US)
Email: investorrelations@heartsciences.com